UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

Technical Communications Corporation
 (Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 287-5100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2008, Technical Communications Corporation entered into a contract with the U.S. Army, Communications and Electronics Command (CECOM) to supply our DSD 72A-SP Military High Speed Ciphering Equipment and related spare parts to the Government of Egypt. The contract is a firm fixed price contract valued at $5.75 million and is expected to be completed by April 18, 2010.

Item 9.01 Financial Statements and Exhibits.

a.      Financial statements of businesses acquired. Not applicable.

b.	Pro forma financial information. Not applicable.

c.	Shell company transactions. Not applicable

d.	Exhibits.

Exhibit No.	Title

99.1	Press Release dated April 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation
Dated: April 24, 2008	By: /s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press Release dated April 21, 2008